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                                                                   EXHIBIT 99.8

                               RULE 438 CONSENT


        I will become a director of Citizens Bancshares Corporation ("CBC") after consummation of the merger of First Southern Bancshares, Inc. with and into CBC and am so designated in the Registration Statement on Form S-4 filed by CBC and the SEC. I hereby consent to being so designated in the Registration Statement.


                                       /s/ James E. Young
                                       ------------------
                                       James E. Young

December 11, 1997